THIS  AGREEMENT  is made and entered into on this 23rd day of February,
1998, by and between HOSPITALITY WORLDWIDE SERVICES, INC., a New York corporation having an address at 450 Park Avenue, Suite 2603, New York, New York 10022 ("Hospitality"), and WATERMARK INVESTMENTS LIMITED, LLC, a Delaware limited liability company having an address at 77 West Wacker Drive, Suite 4120, Chicago, Illinois 60601 ("Watermark").

                              W I T N E S S E T H:

         WHEREAS, Watermark entered into an Agreement to Joint Venture on May 12, 1997 (the "Joint Venture Agreement"), with APOLLO REAL ESTATE ADVISORS II, L.P., a Delaware limited partnership having its principal place of business at 1301 Avenue of the Americas, 38th Floor, New York, New York 10019 ("Apollo"), and Hospitality to collectively identify, acquire, renovate, refurbish, operate and sell hotel properties (the "Business") through individual joint venture limited liability companies (each a "Project"); and

         WHEREAS, pursuant to the terms of the Joint Venture Agreement, Watermark receives a management fee of one and one-half percent (1 1/2 %) of all costs (other than soft costs) incurred in acquiring and rehabilitating a particular Project ("Management Fee Interest") and a percentage equity interest ("Equity Interest") in each Project contingent upon the internal rate of return on Apollo's capital contribution for such Project; and

         WHEREAS, Hospitality is desirous of purchasing all of Watermark's interest in the Joint Venture Agreement, including its Management Fee Interest and Equity Interest now existing and any future rights to receive additional Management Fee Interest and Equity Interest for new Projects and Watermark is desirous of selling such Management Fee Interest and Equity Interest to Hospitality.

         NOW, THEREFORE, in consideration of the mutual agreements, promises and undertakings hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the following shall constitute the agreement among the parties:

         1. Assets To Be Sold. Hospitality shall purchase and acquire from Watermark, and Watermark shall sell, transfer and assign to Hospitality, the following described property:

                  a. Management Fee Interest. All of Watermark's right, title and interest in and to the Management Fee Interest currently outstanding and outlined on Schedule A and future Management Fee interests.

                  b. Equity Interest. All of Watermark's right, title and interest in and to the Equity Interest currently outstanding and outlined on Schedule A and future Management Fee Interests in existing Projects and any Equity Interest that may arise in connection with the Joint Venture Agreement.

                  c. Other Management Fees. All of Watermark's right, title and interest in and to fees received in connection with its management related services currently outstanding and outlined on Schedule A and future Management Fee interests.

         2. Purchase Price. Hospitality shall pay to Watermark One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (the "Purchase Price") less any amounts advanced to or Watermark by Hospitality prior to the date of this Agreement, including One Hundred Fifty Thousand Dollars ($150,000.00) paid to Watermark on February 9, 1998.

         3. Payment of Purchase Price. Hospitality shall pay the full amount of the Purchase Price to Watermark, in periodic amounts, at the time and equal to the amounts received by Hospitality in respect of the Management Fee Interest, the Equity Interest and other related management fees earned by Watermark with the outstanding balance of the Purchase Price becoming due and payable to Hospitality on February 23, 2001 (the "Final Payment Date"). In the event the total of the periodic amounts received by February 23, 2001, by Hospitality in respect of the Management Fee Interest, the Equity Interest and other related management fees earned by Watermark is less than the Purchase Price, then the Purchase Price shall be adjusted to such lesser total amount ("Adjusted Purchase Price") and, Hospitality shall be reimbursed the difference between the Purchase Price and the Adjusted Purchase Price.

         4. Representations And Warranties Of Watermark. Watermark represents and warrants as of the date of this Agreement and at closing that:

                  a. Limited Liability Status. Watermark is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, has an requisite power and authority to consummate the transactions contemplated by this Agreement and has by proper company proceedings duly authorized execution and delivery of this Agreement and the consummation of an transactions contemplated herein.

         5.   Representations   And  Warranties  Of   Hospitality.   Hospitality
represents and warrants as of the date of this Agreement and at closing that:

                  a. Corporate Status. Hospitality is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has an requisite power and authority to consummate the transactions contemplated by this Agreement, and has by proper corporate proceedings duly authorized the execution and delivery of this Agreement in the consummation of all transactions contemplated herein.

                  b. Compliance. The execution, delivery and performance of this Agreement will not result in any violation of, or be in conflict with any term or provision of any charter, code, bylaw, judgment, decree, statute, ruling, regulation or instrument applicable to Hospitality, and there is no such term or provision which materially adversely effects, or in the future may, to the best of its belief, materially adversely effect its business, prospects or condition, financial or otherwise, or any of its properties or assets.

         6. Survival Of Representations and Warranties. All representations and warranties contained herein, or made in another writing, by the parties in connection with the transactions contemplated hereby, shall be true and correct at the closing.

         7. Closing Date. The closing of the sale shall take place on February 23, 1998, or any other date that the parties mutually agree upon. The closing of the sale shall take place on the closing date at Hospitality's offices, 450 Park Avenue, Suite 2603, New York, New York 10022, or any other place that the parties mutually agree upon.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, and delivered or mailed by certified mail:

                  a. If to Watermark, at its offices at 77 West Wacker Drive, Suite 4120, Chicago, Illinois 60601, or at any other address furnished to Hospitality by Watermark in writing; or

                  b. If to Hospitality, at its offices at 450 Park Avenue, Suite 2603, New York, New York 10022, or at any other address furnished to Watermark by Hospitality in writing.

         10. Binding Effect. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns.

         11. Headings. Headings in this Agreement are for reference and convenience only and shall not be used to interpret or construe its provisions.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13. Time of Essence. Time is of the essence of this Agreement.

         14. Entire Agreement; Modification. This Agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It may not be amended or modified except by instrument executed by the parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective corporate names by their respective principals on the day and year first written above.


                                   HOSPITALITY WORLDWIDE SERVICES, INC.,
                                   a New York corporation


                                   By:   /s/ Howard G. Anders
                                      -------------------------------------
                                         Its: Executive Vice President

                                   WATERMARK INVESTMENTS LIMITED, LLC.,
                                   a Delaware limited liability company

                                   By:   /s/ Laurence M. Friedberg
                                      -------------------------------------
                                         Its: Treasurer

                  TERMINATION AGREEMENT (the "Agreement"), dated September 30, 1999, between Hospitality Worldwide Services, Inc., a New York corporation ("HWS"), and Watermark Investments Limited, LLC, a Delaware limited liability company ("Watermark").
                  --------------------------------------------------------------

                  HWS purchased all of Watermark's interest in that certain Agreement to Joint Venture (the "Apollo Agreement"), dated May 12, 1997, by and among Watermark, HWS and Apollo Real Estate Advisors II, L.P., a Delaware limited partnership, including the Management Fee Interest and the Equity Interest (each as defined in the Apollo Agreement); and

                  HWS and Watermark have determined that it is in their mutual interests to terminate their relationship and all agreements including, to the extent valid, the Agreement, dated February 23, 1998 between HWS and Watermark, upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.  Termination   Payment.  At  the  Closing  (as  hereinafter
defined), Watermark shall pay to HWS the sum of $885,000 in immediately available funds by wire transfer to an account of HWS specified in writing by HWS (the "Termination Payment").

                  2. Closing. The closing of the transactions contemplated by this Agreement shall occur immediately after the 1999 Annual Meeting of Shareholders of HWS (the "Annual Meeting") or such other date and time as may be mutually agreed upon by the parties hereto (the "Closing").

                  3.  Conditions to  Watermark's  Obligation.  The obligation of
Watermark to make the Termination Payment at the Closing is subject to the satisfaction or waiver by Watermark of the following conditions:

                           (a)  Press  Release.  HWS shall  have  issued a press
release substantially in the form of Exhibit A attached hereto.

                           (b) Hospitality Restoration and Builders. HWS, within
30 days of the date hereof, shall have offered to sell certain assets of its wholly-owned subsidiary, Hospitality Restoration and Builders, Inc., a New York corporation, to Alan Friedberg and Guillermo Montero pursuant to a Purchase and Sale Agreement with terms and conditions determined by the Board of Directors of HWS, in its sole discretion.

                           (c)  Repricing of Derivative  Securities.  The Board,
prior to the mailing of its proxy statement to shareholders for the Annual Meeting, shall have voted on whether to reprice all existing options to purchase shares of HWS' Common Stock, $.01 par value per share.

                           (d)  Website.  HWS shall have  launched  its website,
using the URL address www.hotelworks.com or another similar URL address no later than November 15, 1999.

                  4.   Representations   and   Warranties  of  HWS.  HWS  hereby
represents, warrants and agrees, as of the date of this Agreement as follows:

                           (a) it has full legal right,  power and  authority to
execute, deliver and perform this Agreement and consummate the transactions contemplated hereby;

                           (b)  it  has  obtained  all  necessary  consents  and
approvals to enter into this Agreement and perform the transactions contemplated hereby; and

                           (c) upon the execution and delivery of this Agreement
by Watermark, this Agreement constitutes the valid, legal and binding obligation of HWS enforceable against HWS in accordance with its terms.

                  5. Representations and Warranties Watermark. Watermark hereby represents, warrants and agrees, as of the date of this Agreement and as of the Closing, as follows:

                           (a) it has full legal right,  power and  authority to
execute, deliver and perform this Agreement and consummate the transactions contemplated hereby;

                           (b)  it  has  obtained  all  necessary  consents  and
approvals to enter into this Agreement and perform the transactions contemplated hereby; and

                           (c) Upon the execution and delivery of this Agreement
by HWS, this Agreement shall constitute the valid, legal and binding obligations of Watermark, enforceable against Watermark in accordance with its terms.

                  6.  Release  by  HWS  of   Watermark.   Upon  receipt  of  the
Termination Payment by HWS (if this Agreement has not previously been terminated pursuant to Section 8). HWS on behalf of itself and its affiliates, successors and assigns (the "HWS Releasors"), hereby release and discharge Watermark, its subsidiaries and affiliates, and its directors, officers, employees, agents, consultants and their successors and assigns (together, the "Watermark Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in low or equity, which against Watermark Releasees, the HWS Releasors ever had, now have or hereafter can, shall or may have relating to the acquisition of Watermark's interest in the Apollo Agreement from the beginning of the world to the date of this Agreement.

                  7. Release by Watermark of HWS. Upon receipt of the Termination Payment by HWS (if this Agreement has not previously been terminated pursuant to Section 8), Watermark on behalf of itself and its affiliates, successors and assigns (the "Watermark Releasors"), hereby re;leases and discharges HWS, its subsidiaries and affiliates, and its directors, officers, employees, agents, consultants and its successors and assigns (together the "HWS Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or equity, which against the HWS Releasees, the Watermark Releasors ever had, now have or hereafter can, shall or may have relating to the acquisition of Watermark's interest in the Apollo Agreement from the beginning of the world to the date of this Agreement.

                  8. Termination Right. Any time two business days following the Annual Meeting and prior to receipt of the Termination Payment by HWS, HWS shall, at its option, have the right to terminate this Agreement. Upon such termination, this Agreement shall be of no further force or effect except for
Section 11, which shall survive the termination.

                  9. Unconditional Guarantee. Robert Berman personally and unconditionally guarantees the obligations of Watermark under this Agreement.

                  10. Independent Directors and Chief Executive Officer. The nominee for the board seat being vacated by Scott Kaniewski, when filled, shall be a person who is not (i) currently a partner in any business with any present member of the Company's Board of Directors (each a "Board Member"), (ii) currently employed by the same business as any Board Member, or (iii) related to any Board Member. HWS shall use reasonable efforts to locate such a nominee who has experience with e-commerce. The nominee for the board seat currently held by Robert Berman and the person hired to serve as the Chief Executive Officer of the Company in place of interim Chief Executive Officer Douglas Parker, shall be a person who is not (i) currently a partner in any business with any Board Member, (ii) currently employed by the same business as any Board Member, or
(iii) related to any Board Member.

                  11. No Admission. In the event that this Agreement is terminated pursuant to Section 8, nothing in this Agreement shall be interpreted to constitute a waiver by HWS of any claims against any party that the acquisition of Watermark's interest in the Apollo Agreement was a breach of fiduciary duty, ultra vires and a violation of law, and HWS explicitly reserves its right to seek recission of that transaction as well as any other legal or equitable remedies.

                  12. Expenses. Each party to this Agreement agrees to bear their own expenses relating to the negotiation, preparation and execution of this Agreement. In the event of any litigation between the parties hereto seeking damages as a result of an alleged breach of this Agreement, the prevailing party, as determined by final, non-appealable order of a court of competent jurisdiction, shall be entitled to recover its reasonable legal fees and expenses incurred in connection with such litigation.

                  13. Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner render invalid or unenforceable any other provisions of this Agreement.

                  14. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the State and Federal courts located in New York County, New York, for the purposes of any action or proceeding (each a "Claim") arising out of or relating to this Agreement and hereby waives, and agrees not to assert in any such action or proceeding that it is not personally subject to the jurisdiction of the Court, that such Claim is brought in an inconvenient forum or that the venue is proper. Each of the parties hereto consents to process being served in any such Claim by mailing a copy thereof by certified mail, return receipt requested (with a copy to be sent by facsimile, which shall not constitute service) to the address in effect for notices to it under this Agreement and agrees that such service upon receipt of such Claim (other than by facsimile) shall constituted good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve legal process in any other manner permitted by law.

                  15. Governing Law. This Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

                  16. Amendments and Waivers to be in Writing. This Agreement may not be amended, modified or changed, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, except by a written instrument signed by the party against whom enforcement of any change or modification is sought, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later time to enforce same.

                  17. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered on a business day during normal business hours at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

                           If to Watermark:

                           926 Fifth Avenue
                           New York, 10021
                           Attn: Mr. Robert Berman

                           With a copy to:

                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza

                           New York, New York 10004
                           Attn: Andrew Bernstein, Esq.

                           If to HWS:

                           Hospitality Worldwide Services, Inc.
                           450 Park Avenue
                           New York, New York 10022
                           Attn: Mr. Douglas Parker

                           With a copy to:

                           Covington & Burling
                           1330 Avenue of the Americas
                           New York, New York 10019
                           Attn: David W. Haller, Esq.

                  Any party hereto may from time to time change its address for notices under this Section 15 by giving notice of such changed address to the other parties hereto.

                  18. Headings. The headings herein are for convenience only, do not constitutes a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

                  19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  20. Counterparts; Facsimile. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute but one and the same agreement. Facsimile signatures to this Agreement shall be deemed genuine and original.

                  21.   Assignment.   Neither  this  Agreement  nor  any  rights
hereunder may be assigned by any party to this Agreement in whole or in part, without the prior written consent of all the other parties.

                  22. Entire Agreement. This Agreement constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter contained herein.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement first written above.

                                        HOSPITALITY WORLDWIDE SERVICES, INC.



                                        By:  /s/ Douglas Parker
                                           ------------------------------------
                                             Name: Douglas Parker
                                             Title: President


                                        WATERMARK INVESTMENTS LIMITED, LLC


                                        By:  /s/ Robert Berman
                                           ------------------------------------
                                             Name: Robert Berman
                                             Title: Managing Director



                                        /s/ Robert Berman
                                        ---------------------------------------
                                        Robert Berman